EXHIBIT 99.1

BJ's Restaurants, Inc. Reports Financial Results for the Third Quarter of Fiscal 2012

HUNTINGTON BEACH, Calif., Oct. 25, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today reported financial results for its third quarter of fiscal 2012 that ended on Tuesday, October 2, 2012.

Highlights for the third quarter of fiscal 2012, compared to the same quarter last year, were as follows:

  Total revenues increased approximately 16% to $175.2 million
  Total restaurant operating weeks increased 14%
  Four new restaurants opened
  Comparable restaurant sales increased 2.3%, successfully hurdling a 6.5% increase for the same quarter last year
  Net income increased approximately 8% to $6.8 million and diluted net income per share increased 9% to $0.24
  Results include expenses of $0.02 per diluted share for loyalty program, pizza upgrade and beer education rollouts

"Despite the very challenging headwinds that impacted the casual dining segment of the restaurant industry during the September quarter, BJ's delivered another quarter of positive comparable restaurant sales and double-digit revenue increases as we continue to successfully execute our national expansion plan," said Jerry Deitchle, Chairman and CEO. "The summer Olympics, the national political conventions, higher gasoline prices in California and other macro factors were certainly not conducive to driving casual dining guest traffic in general during the quarter.  Nevertheless, BJ's was still able to deliver our 11th consecutive quarter of positive comparable sales increases, thanks to the steadfast popularity of the BJ's restaurant concept with consumers and solid four-wall execution by our restaurant management teams."

"Our results for the September quarter also reflect three investments we made to both preserve and enhance the longer-term competitiveness of the BJ's concept," said Deitchle. "First, we successfully rolled out our new BJ's Premier Rewards guest loyalty program and we are very encouraged with its initial performance. We are now approaching 300,000 enrolled participants in our program, with more signing up every day. Our loyalty program participants currently spend more per visit than our guests do on average, so we continue to have solid confidence in the longer-term sales building advantages of our program. Additionally, we decided to accelerate our regularly scheduled fall menu update to late September this year and focus that update on a complete upgrade of our signature pizza product presentations, including the rollout of a new hand-tossed pizza offering. Since the menu update in late September, our guest purchase incidence rate for pizza has already increased by about 6%, which should benefit margins going forward. We also invested in a new 'BJ's Beer Master' education program during the quarter for our 7,500 hourly servers and bartenders to strengthen their ability to market and sell more of our proprietary craft beer. Our guest purchase incidence rate for beer has also increased by about 4% since the completion of our program. While these investments required up-front costs to develop and roll out, we are confident they all have a solid longer-term return on investment profile and will help further differentiate BJ's from our mass-market casual dining competitors."

As of the end of the third quarter of 2012, the Company has successfully opened 11 new restaurants in 2012, of which four were opened during the third quarter (Wichita, Kansas; Menifee, California; the relocation of its Boulder, Colorado restaurant to a larger, more productive facility; and Hillsboro, Oregon). The Company currently expects to open five new restaurants in the fourth quarter before Thanksgiving, of which two have already opened (in Lubbock, Texas and Doral, Florida), and should thereby achieve its stated goal to open as many as 16 new restaurants during 2012. The Company's new restaurant development pipeline for 2013 currently contemplates the opening of as many as 17 new restaurants, including the relocation of one of its remaining small-format "Pizza and Grill" restaurants in Eugene, Oregon to a new site in Eugene that can accommodate a large-format "Brewhouse" restaurant. "Our new restaurant development pipeline for 2013 is in excellent shape with solid visibility and our development team is well underway in building a solid pipeline of high quality locations for potential 2014 restaurant openings," said Deitchle. "With 127 restaurants currently open in 14 states and with estimated room for at least 425 large-format "Brewhouse" restaurants domestically, we believe that the majority of our growth remains well ahead of us." Investors are reminded that the actual number and timing of new restaurant openings are subject to a number of factors outside of the Company's control, including weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

Investor Conference Call and Webcast

BJ's Restaurants, Inc. will conduct a conference call on its third quarter of fiscal 2012 earnings release today, October 25, 2012, at 2:00 p.m. (Pacific Time). The Company will provide an Internet simulcast, as well as a replay of the conference call. To listen to the conference call, please visit the "Investors" page of the Company's website located at http://www.bjsrestaurants.com several minutes prior to the start of the call to register and download any necessary audio software. An archive of the presentation will be available for 30 days following the call.

BJ's Restaurants, Inc. currently owns and operates 127 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (60), Texas (28), Florida (10), Arizona (6), Nevada (5), Colorado (4), Ohio (3), Oregon (3), Oklahoma (2), Washington (2), Indiana (1), Kansas (1), Kentucky (1) and Louisiana (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 60 of our current 127 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

BJ's Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 2, 2012		September 27, 2011		October 2, 2012		September 27, 2011
Revenues	$175,220	100.0%	$151,425	100.0%	$523,520	100.0%	$449,173	100.0%
Costs and expenses:
Cost of sales	43,230	24.7	37,383	24.7	129,470	24.7	110,988	24.7
Labor and benefits	61,324	35.0	51,774	34.2	181,686	34.7	154,554	34.4
Occupancy and operating	38,412	21.9	31,987	21.1	110,146	21.0	92,348	20.6
General and administrative	10,445	6.0	9,378	6.2	32,339	6.2	29,090	6.5
Depreciation and amortization	10,562	6.0	8,644	5.7	30,148	5.8	24,847	5.5
Restaurant opening	2,394	1.4	2,403	1.6	6,041	1.2	5,089	1.1
Loss on disposal of assets	--	--	257	0.2	451	0.1	925	0.2
Legal settlements	--	--	1,017	0.7	350	0.1	2,037	0.5
Total costs and expenses	166,367	94.9	142,843	94.3	490,631	93.7	419,878	93.5
Income from operations	8,853	5.1	8,582	5.7	32,889	6.3	29,295	6.5

Other income (expense):
Interest income	66	--	68	--	214	--	156	--
Interest expense	(10)	--	(28)	--	(44)	--	(83)	--
Gain on investment settlement	--	--	--	--	289	0.1	614	0.1
Other income, net	198	0.1	57	--	628	0.1	391	0.1
Total other income	254	0.1	97	0.1	1,087	0.2	1,078	0.2
Income before income taxes	9,107	5.2	8,679	5.7	33,976	6.5	30,373	6.8

Income tax expense	2,268	1.3	2,343	1.5	9,555	1.8	8,674	1.9

Net income	$6,839	3.9%	$6,336	4.2%	$24,421	4.7%	$21,699	4.8%

Net income per share:
Basic	$0.24		$0.23		$0.87		$0.79

Diluted	$0.24		$0.22		$0.85		$0.75

Weighted average number of shares outstanding:
Basic	28,004		27,704		27,971		27,593

Diluted	28,850		29,223		28,859		29,093

Percentages reflected above may not reconcile due to rounding.

BJ's Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	October 2, 2012 (unaudited)	January 3, 2012 (audited)

Balance Sheet Data (end of period):

Cash, cash equivalents and short-term investments	$ 38,551	$ 45,396
Non-current investments	$ 11,035	$ 7,739
Total assets	$ 543,240	$ 502,079
Total long-term debt, including current portion	$ --	$ --
Shareholders' equity	$ 362,266	$ 332,449

BJ's Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 2, 2012		September 27, 2011		October 2, 2012		September 27, 2011
Stock-based compensation (1)
Labor and benefits	$ 323	0.2%	$ 465	0.3%	$ 874	0.2%	$1,171	0.3%
General and administrative	806	0.5	771	0.5	2,367	0.5	2,204	0.5
Total stock-based compensation	$1,129	0.7%	$1,236	0.8%	$3,241	0.7%	$3,375	0.8%

Operating Data
Comparable restaurant sales % change	2.3%		6.5%		3.3%		7.1%
Restaurants opened during period	4		4		11		9
Restaurants open at period-end	125		111		125		111
Restaurant operating weeks	1,602		1,407		4,652		4,100

(1) Percentages represent percent of total revenues.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company's financial results for the third quarter of fiscal year 2012 which may be accessed via the Company's website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted basic and diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP adjusted financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is provided by its competitors and such information is used by analysts and others in the investment community to analyze the Company's results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures could result in confusion among analysts and others and a misplaced perception that the Company's results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For the thirty-nine weeks ended October 2, 2012, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share exclude the effect from the settlement of a trademark infringement claim, the loss on disposal of assets related to the closure and relocation of the Boulder, Colorado smaller-format "Pizza and Grill" restaurant to a larger format "Brewhouse" restaurant, and a gain pursuant to the settlement agreement with the Company's broker-dealer for its former auction rate securities portfolio that was fully liquidated in December 2009. For the thirteen weeks ended September 27, 2011, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share exclude the effect from the settlement of a California employment practices class action lawsuit. For the thirty-nine weeks ended September 27, 2011, non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share exclude the effect from the settlement of certain California employment practices lawsuits and a gain pursuant to the settlement agreement with the Company's broker-dealer for its former auction rate securities portfolio that was fully liquidated in December 2009. The Company believes that presentation of measures of net income and diluted net income per share that exclude these items assists management and investors in evaluating the period-over-period performance of the Company's ongoing core business operations because these items are generally considered non-routine in nature. Furthermore, the Company believes that presentation of a measure of non-GAAP adjusted net income and non-GAAP adjusted basic and diluted net income per share that exclude such items is useful to management and investors in evaluating the performance of the Company's ongoing operations on a period-to-period basis and relative to the Company's competitors.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Thirteen Weeks Ended				Thirty-Nine Weeks Ended
	October 2, 2012		September 27, 2011		October 2, 2012		September 27, 2011
Net income, as reported	$ 6,839	3.9%	$ 6,336	4.2%	$24,421	4.7%	$21,699	4.8%
Legal settlements	--	--	1,017	0.7	350	0.1	2,037	0.5
Loss on disposal of assets	--	--	--	--	302	0.1	--	--
Gain on investment settlement	--	--	--	--	(289)	(0.1)	(614)	(0.1)
Tax effect - legal settlements (1)	--	--	(290)	(0.2)	(98)	--	(582)	(0.1)
Tax effect - loss on disposal of assets (1)	--	--	--	--	(85)	--	--	--
Tax effect - gain on investment settlement (1)	--	--	--	--	81	--	175	--
Non-GAAP adjusted net income	$ 6,839	3.9%	$ 7,063	4.7%	$24,682	4.7%	$22,715	5.1%

Basic net income per share, as reported	$ 0.24		$ 0.23		$ 0.87		$ 0.79
Legal settlements	--		0.04		0.01		0.07
Loss on disposal of assets	--		--		0.01		--
Gain on investment settlement	--		--		(0.01)		(0.02)
Tax effect - legal settlements (1)	--		(0.01)		--		(0.02)
Tax effect - loss on disposal of assets (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		--		--		0.01
Non-GAAP adjusted basic net income per share	$ 0.24		$ 0.25		$ 0.88		$ 0.82

Diluted net income per share, as reported	$ 0.24		$ 0.22		$ 0.85		$ 0.75
Legal settlements	--		0.03		0.01		0.07
Loss on disposal of assets	--		--		0.01		--
Gain on investment settlement	--		--		(0.01)		(0.02)
Tax effect - legal settlements (1)	--		(0.01)		--		(0.02)
Tax effect - loss on disposal of assets (1)	--		--		--		--
Tax effect - gain on investment settlement (1)	--		--		--		0.01
Non-GAAP adjusted diluted net income per share	$ 0.24		$ 0.24		$ 0.86		$ 0.78

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.
(1) The tax effect is based on the Company's annual estimated tax rate of 28.1% for the thirteen and thirty-nine weeks ended October 2, 2012, and 28.6% for the thirteen and thirty-nine weeks ended September 27, 2011.
CONTACT: Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400